EXHIBIT 10.21

Amendment to Subscription Agreement dated May 30, 2002 by and between Excalibur Limited Partnership and U.S. Gold Corporation dated April 30, 2003

LETTER AGREEMENT

This Letter Agreement shall Amend that certain Exhibit A entitled Common Share Purchase Warrants to Purchase Common Shares of the Company and Exhibit B entitled Registration Rights Agreement, both as attached and related to that certain Subscription Agreement dated as of May 30, 2002, by U.S. GOLD Corporation, a Colorado corporation (the Company) with corporate officers at 2201 Kipling Street, Suite 100, Lakewood, Colorado, U.S.A. 80215-1545 and EXCALIBUR LIMITED PARTNERSHIP, a Ontario, Canadian limited partnership with headquarters at 33 Prince Arthur Avenue, Toronto, Ontario, Canada, M5R 1B2 (the Investor).

The Company and Investor agree to the following amendments to the above referenced documents:

The Common Share Purchase Warrants to Purchase Common Shares of the Company, As Amended April 30, 2003, the related Subscription Form and Exhibit 1 Terms and Conditions Attaching to the Warrants shall be amended as attached hereto to Exhibit A. The Investor agrees to return to the Company for cancellation Warrant No. 02-02 which shall be null and void upon issuance to Investor hereby of Warrant No. 02-03.

The Registration Rights Agreement shall be amended as follows:

1. Paragraph A shall hereby be amended to change the warrant exercise price from US$.53 per share to the amended warrant exercise price of US$.30 per share and extend the expiration date of such warrants to May 30, 2006.

2. Within numbered section 3. Related Obligations, subparagraphs v. and w. shall be deleted in their entirety effective retroactively to May 30, 2002, and any amounts otherwise due Investor by the Company under those subparagraphs shall be cancelled and forgiven.

IN WITNESS WHEREOF, the parties have caused this Letter Agreement to be duly executed and effective as of April 30, 2003.

COMPANY:
U.S. GOLD CORPORATION

/s/ William W. Reid
By: William W. Reid, President and Chief Executive Officer


INVESTOR:
Investor: Excalibur Limited Partnership

/s/ William Hechter
By: Excalibur Capital Management, Inc. its General Partner
By: (Name) William Hechter, Authorized Signatory